UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SIGA TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SIGA Technologies, Inc.
420 Lexington Avenue, Suite 408
New York, New York 10170
(212) 672-9100

April 10, 2008

Dear Stockholder:

          You are cordially invited to attend our 2008 Annual Meeting of Stockholders on May 14, 2008, at 10:00 a.m. (local time), at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, 29th Floor, New York, New York 10036. On the following pages you will find the formal notice of annual meeting and proxy statement.

          To ensure that you are represented at the Annual Meeting, whether or not you plan to attend the meeting in person, please read carefully the accompanying proxy statement, which describes the matters to be voted upon, and please complete, date, sign and return the enclosed proxy card promptly.

          I hope that you will attend the meeting and I look forward to seeing you there.

Sincerely,

/s/ Eric A. Rose

Eric A. Rose, M.D.
Chief Executive Officer
and Chairman of the Board

SIGA Technologies, Inc.
420 Lexington Avenue, Suite 408
New York, New York 10170

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2008

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of SIGA Technologies, Inc., a Delaware corporation (“SIGA”), will be held on Wednesday, May 14, 2008, at 10:00 a.m. (local time), at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, 29th Floor, New York, New York 10036, and at any adjournment.

          At the Annual Meeting, SIGA’s stockholders will be voting on proposals to do the following:

1.	To elect ten directors to the Board of Directors of SIGA;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of SIGA for the fiscal year ending December 31, 2008; and

3.	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

          Stockholders of record at the close of business on April 2, 2008 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of such stockholders will be available at the Annual Meeting and for any purpose related to the Annual Meeting, during the ten days prior to the Annual Meeting, at SIGA’s office, during ordinary business hours.

          All stockholders are cordially invited to attend the Annual Meeting. If you do not expect to be present at the Annual Meeting, you are requested to fill in, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Annual Meeting. In the event you decide to attend the Annual Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

YOUR VOTE IS IMPORTANT

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE
THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

/s/ Thomas N. Konatich

Thomas N. Konatich
Secretary

New York, New York
April 10, 2008

SIGA Technologies, Inc.
420 Lexington Avenue, Suite 408
New York, New York 10170

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 14, 2008

          This proxy statement is furnished to stockholders of SIGA Technologies, Inc. (“SIGA”) in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of SIGA (the “Board of Directors”) for use in voting at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, 29th Floor, New York, New York 10036, on Wednesday, May 14, 2008, at 10:00 a.m., and at any adjournment or postponement thereof.

          This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about April 10, 2008.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Purpose of the Annual Meeting

          The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this proxy statement.

Record Date and Outstanding Shares

          The Board of Directors has fixed the close of business on April 2, 2008 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting or any and all adjournments or postponements thereof. As of the Record Date, SIGA had issued and outstanding 33,955,215 shares of common stock, par value $.0001 per share (“Common Stock”).

Voting at the Annual Meeting

          Each share of Common Stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the stockholders. Cumulative voting by stockholders is not permitted.

          The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

          For the election of directors, a plurality of the votes cast is required. Abstentions and broker “non-votes” are not considered for the purpose of the election of directors.

          For the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of SIGA for the fiscal year ending December 31, 2008, the affirmative vote of a majority of the total votes cast on such proposal in person or by proxy at the Annual Meeting is required. Abstentions and broker “non-votes” for such proposal are not considered to have been voted on the proposal.

Revocability and Voting of Proxies

          Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

•	by writing a letter delivered to Thomas N. Konatich, Secretary of SIGA, stating that the proxy is revoked;

•	by submitting another proxy with a later date; or

•	by attending the Annual Meeting and voting in person.

          Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder’s beneficial ownership of the shares.

          Unless we receive specific instructions to the contrary or unless such proxy is revoked, shares represented by each properly executed proxy will be voted: (i) FOR the election of each of SIGA’s nominees as a director; (ii) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of SIGA for the fiscal year ending December 31, 2008; and (iii) with respect to any other matters that may properly come before the Annual Meeting, at the discretion of the proxy holders. SIGA does not presently anticipate that any other business will be presented for action at the Annual Meeting.

Solicitation

          SIGA will pay the costs of soliciting proxies. SIGA may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and regular employees may also solicit proxies by telephone, facsimile or other means or in person. They will not receive any additional payments for the solicitation.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

          Ten directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of the ten persons named in the table below as directors of SIGA. Proxies cannot be voted for a greater number of persons than the nominees named. In the event that any of the below listed nominees for director should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy form have the right to use their discretion to vote for a substitute.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION (ITEM 1 OF THE ENCLOSED PROXY CARD) OF DR. ROSE, MR. ANTAL, MR. CONSTANCE, MR. FASMAN, DR. HAMMER, DR. MJALLI, DR. OZ, MR. SAVAS, MS. SLOTKIN AND DR. WEINER AS DIRECTORS.

Director Nominee Information

The following table sets forth biographical information of each director nominee, including their ages, data on their business backgrounds and the names of public companies and other selected entities for which they also serve as directors:

Name	Age	Position

Eric A. Rose, M.D.	55	Chief Executive Officer and Chairman of the Board
James J. Antal*	56	Director
Thomas E. Constance*	70	Director
Steven L. Fasman *	45	Director
Scott M. Hammer, M.D. *	60	Director
Adnan M. Mjalli, Ph.D.	44	Director
Mehmet C. Oz, M.D. *	47	Director
Paul G. Savas*	45	Director
Judy S. Slotkin*	54	Director
Michael A. Weiner, M.D. *	61	Director

*	Determined by the Board of Directors to be independent pursuant to Rule 4200 of the NASD Marketplace Rules.

          Eric A. Rose, M.D. was elected Chairman of the Board of SIGA in January 25, 2007. On March 1, 2007, Dr. Rose became the Company’s Chief Executive Officer after taking a leave from his position as Chairman of the Department of Surgery and Surgeon-in-Chief of the Columbia Presbyterian Center of New York Presbyterian Hospital, a position he has held since August 1994. Dr. Rose has served as a director of SIGA since April 19, 2001 and served as Interim Chief Executive Officer of SIGA during April-June, 2001. Dr. Rose is a past President of the International Society for Heart and Lung Transplantation. Dr. Rose was recently appointed as Morris & Rose Milstein Professor of Surgery at Columbia University’s College of Physicians and Surgeons’ Department of Surgery. Dr. Rose is a director of Abiomed, Inc., Nephros, Inc. and Keryx Biopharmaceuticals, Inc. Dr. Rose is a graduate of both Columbia College and Columbia University College of Physicians & Surgeons. In addition to his roles at SIGA, Dr. Rose holds a position of Executive Vice President – Life Sciences at MacAndrews & Forbes Holdings Inc., a SIGA shareholder.

          James J. Antal has served as a director of SIGA since November 2004. Mr. Antal has been an active consultant and founding investor in several Southern California based emerging companies since his retirement from Experian in 2002. He has served as Chief Financial Advisor to Black Mountain Gold Coffee Co. (2003-2005), and as Chief Financial Officer of Pathway Data, Inc. (2005 to present). Mr. Antal joined the Board of Directors and serves as the Chairman of the audit committee for Cleveland Bio Labs, effective upon the completion of the Cleveland Bio Labs IPO, which occurred in July, 2006. Mr. Antal was the Chief Financial Officer and Chief Investment Officer from 1996 to 2002 for Experian, a $1.6 billion global information services subsidiary of UK-based GUS plc. Prior to the GUS acquisition of Experian (the former TRW Inc. Information Systems and Services businesses), Mr. Antal held various finance positions with TRW from 1978 to 1996, including Senior VP of Finance for TRW Information Systems and Services and TRW Inc. Corporate Director of Financial Reporting and Accounting. He earned his undergraduate degree in accounting from The Ohio State University in

1973, and became a certified public accountant (Ohio) in 1974. He engaged in active practice as a CPA with Ernst & Ernst until 1978. Mr. Antal has served as a director of First American Real Estate Solutions, an Experian joint venture with First American Financial Corp.

          Thomas E. Constance has served as a director of SIGA since April 2001. Mr. Constance is Chairman and, since 1994, a partner of Kramer Levin Naftalis & Frankel LLP, a law firm in New York City, which SIGA has retained to provide certain legal services. Mr. Constance serves as a Trustee of the M.D. Sass Foundation and St. Vincent’s Services. He also serves on the Advisory Board of Directors of Barington Capital, L.P.

          Steven L. Fasman has served as a director since May 2007. He has been Senior Vice President-Law at MacAndrews & Forbes Holdings Inc. since 2004. Prior to that, he served as Vice President-Law at MacAndrews & Forbes during 1998-2003 and Senior Counsel at MacAndrews & Forbes during 1992-1997. From 1987 to 1992, he was associated with Paul, Weiss, Rifkind, Wharton & Garrison.

          Dr. Hammer is the Harold C. Neu Professor of Medicine, Professor of Epidemiology and Chief of the Division of Infectious Diseases at the Columbia University Medical Center (CUMC), a position he has held since 1999. Dr. Hammer’s major investigative interest is the treatment and prevention of HIV disease. He is an investigator in the National Institutes of Health sponsored AIDS Clinical Trials Group (ACTG), a multicenter organization which performs clinical trials designed to improve the understanding and treatment of HIV infection and its complications. As an ACTG investigator, Dr. Hammer chaired the two largest national trials of antiretroviral therapy carried out by that group in the 1990’s, studies which contributed to the current standard of care of HIV infection. In addition to his interest in the treatment of persons with established HIV infection, Dr. Hammer is an investigator in the National Institutes of Health sponsored HIV Vaccine Trials Network (HVTN), a multicenter organization whose mission is to develop an effective preventive HIV vaccine. He is Chair of the AIDS Vaccine Research Working Group, an advisory committee to the Division of AIDS, NIAID. He is a former Chair of the Antiviral Products Advisory Committee of the Food and Drug Administration and currently serves on the Editorial Board of the New England Journal of Medicine. Dr. Hammer is Chair of the International AIDS Society-USA’s Antiretroviral Guidelines Panel, is a member of the Governing Council of the International AIDS Society, is a member of the World Health Organization’s Strategic and Technical Advisory Committee for HIV/AIDS, serves as Co-Chair of the Steering Committee of the WHO’s Global HIV Drug Resistance Surveillance Program, and continues in his role as Guidelines Development Group Chair of the WHO’s Antiretroviral Guidelines for Resource Limited Settings. He has served as a member of the International Advisory Committees of the Swiss HIV Cohort Study, the French National Association for AIDS Research and the HIV-NAT (Netherlands-Australia-Thailand) Collaborative Research Network. In his role as Chief of the Division of Infectious Diseases at CUMC, he is dedicated to fellow and faculty growth and to the development of state-of-the-art infection surveillance at the institutional and regional levels to improve and protect the public health.

          Adnan M. Mjalli, Ph.D. has served as a director of SIGA since January 2004. Dr. Mjalli founded TransTech Pharma, Inc., a privately held drug discovery company in High Point, North Carolina, in 1999 and has since served as its President, Chairman of the Board and Chief Executive Officer. He also serves as Chairman of the Board of PharmaCore, Inc. where he previously served as President and CEO from December of 1998 to November 2000. Dr. Mjalli obtained his Ph.D. in medicinal chemistry in 1989 from the University of Exeter, UK. He conducted postdoctoral work at the University of Rochester. Prior to founding TransTech Pharma, he held various positions of increasing responsibility in research and senior management at several pharmaceutical and biotechnology companies, including Merck & Co., Inc.

          Mehmet C. Oz, M.D. has served as a director of SIGA since April 2001. Dr. Oz has been a cardiac surgeon at Columbia University Presbyterian Hospital since 1993 and a Professor of Surgery and Vice Chairman for Cardiovascular Services of the Department of Surgery there since July 2001. Dr. Oz also directs the following programs at New York University Presbyterian Hospital, Columbia University: the Cardiovascular Institute, the complementary medicine program, the clinical profusion program and clinical trials of new surgical technology. Dr. Oz received his undergraduate degree from Harvard University in 1982, and, in 1986, he received a joint M.D./M.B.A. degree from the University of Pennsylvania Medical School and the Wharton School of Business.

          Paul G. Savas has served as a director of SIGA since January 2004. Mr. Savas is Executive Vice President and Chief Financial Officer at MacAndrews & Forbes Holdings, Inc. He joined the company in 1994 as Director of Corporate Finance, served in various positions of increasing responsibility and became Chief Financial Officer in 2007. He also serves as Executive Vice President and Chief Financial Officer of M&F Worldwide Corp. and serves as a director of Harland Clarke Holding Corp. and TransTech Pharma, Inc.

          Judy S. Slotkin has served as a director of SIGA since November 2004. Ms. Slotkin was Co-Head of the Finance Committee of the Modern Africa Fund, a $120 million private equity fund, from 1998 until 2003. Ms. Slotkin was formerly Department Head in the Corporate Finance Division of Citigroup (Citibank Investment Bank) where she was responsible for various businesses and headed its Capital Markets Desk. Prior to that, Ms. Slotkin held various positions in the Citigroup (Citibank) commercial bank.

          Michael A. Weiner, M.D. has served as a director of SIGA since April 2001. Dr. Weiner is the Hettinger Professor of Pediatrics at Columbia University College of Physicians and Surgeons since 1996. Dr. Weiner is also the Director of Pediatric Oncology at New York Presbyterian Hospital. Dr. Weiner was a director of Nexell Therapeutics, Inc. (f/k/a VimRx) from March 1996 to February 1999. Dr. Weiner is a 1972 graduate of the New York State Health Sciences Center at Syracuse and was a post graduate student at New York University and Johns Hopkins University.

Meetings of the Board of Directors

          The Board of Directors of SIGA held eight meetings during 2007. During 2007, no director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and committees thereof, upon which such director served during the period for which he has been a director or committee member. In addition, one action was taken during 2007 by unanimous written consent of the Compensation Committee of the Board of Directors.

          Those members of the Board of Directors who are independent as defined by Rule 4200 of the NASD Marketplace Rules (the “Independent Directors”) are also required, pursuant to Rule 4350(c)(2) of the NASD Marketplace Rules, to regularly convene executive sessions where only such Independent Directors are present. Such meetings may be in conjunction with regularly-scheduled meetings of the Board of Directors. Each member of the Board of Directors is also expected to attend the annual meeting of stockholders of SIGA. Seven members of the Board of Directors attended SIGA’s 2007 annual meeting of stockholders.

Committees of the Board of Directors

          The Board of Directors currently has, and appoints the members of, standing Audit, Compensation and Nominating and Corporate Governance Committees. Each member of the Audit, Compensation and Nominating and Corporate Governance Committees is an Independent Director. Each of these committees has a written charter approved by the Board of the Directors in March 2004. A copy of each charter is posted on SIGA’s website at www.siga.com under the “Corporate Governance” section.

          Audit Committee. The Audit Committee, which currently consists of directors Paul G. Savas, Judy S. Slotkin and James J. Antal, held ten meetings during 2007. The Board of Directors has determined that each of the members of the Audit Committee is “independent” under the applicable laws, rules and regulations. The Company has determined that Mr. Savas is an “Audit Committee financial expert” within the meaning of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). The purpose of the Audit Committee is to assist the Board of Directors in the oversight of the integrity of the financial statements of SIGA, SIGA’s compliance with legal and regulatory matters, the independent registered public accounting firm’s qualifications and independence, and the performance of SIGA’s independent registered public accounting firm. The primary responsibilities of the Audit Committee are set forth in its charter, and include various matters with respect to the oversight of SIGA’s accounting and financial reporting process and audits of the financial statements of SIGA on behalf of the Board of Directors. The Audit Committee also selects the independent registered public accounting firm to conduct the annual audit of the financial statements of SIGA; reviews the proposed scope of such audit; reviews accounting and financial controls of SIGA with the independent registered public accounting firm and our financial accounting staff; and reviews and approves transactions, if any, between us and our directors, officers, and their affiliates. A copy of the Audit Committee charter is available on SIGA’s website at www.siga.com under the “Corporate Governance” section. Also see the section of this proxy statement entitled “Report of the Audit Committee.”

          Compensation Committee. The Compensation Committee, which currently consists of directors Steven L. Fasman, Paul G. Savas and Michael A. Weiner, held three meeting during 2007. On May 30, 2007, the Board of Directors elected Steven L. Fasman to replace retiring director Donald G. Drapkin on the Committee. The Board of Directors has determined that each of the members of the Compensation Committee is “independent” within the meaning of the NASDAQ listing standards. The Compensation Committee functions include reviewing and approving the compensation and benefits for SIGA’s executive officers, administering SIGA’s stock plans and making recommendations to the Board of Directors regarding these matters. A copy of the Compensation Committee charter is available on SIGA’s website at

www.siga.com under the “Corporate Governance” section. Also see the section of this proxy statement entitled “Compensation Discussion and Analysis.”

          Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (the “Nominating Committee”), which currently consists of directors Judy S. Slotkin, James J. Antal and Michael A. Weiner, was formed in March 2004 and held four meetings in 2007. The Board of Directors has determined that each of the members of the Nominating Committee is “independent” within the meaning of the NASDAQ listing standards. The Nominating Committee is responsible for searching for and recommending to the Board of Directors potential nominees for director positions, making recommendations to the Board of Directors regarding the size and composition of the Board of Directors and its committees, monitoring the Board of Director’s effectiveness and developing and implementing SIGA’s corporate governance procedures and policies. A copy of the Nominating and Corporate Governance Committee charter is available on SIGA’s website at www.siga.com under the “Corporate Governance” section.

          In selecting candidates for the Board of Directors, the Nominating Committee begins by determining whether the incumbent directors whose terms expire at the annual meeting of stockholders desire and are qualified to continue their service on the Board of Directors. SIGA is of the view that the continuing service of qualified incumbents promotes stability and continuity of the Board, giving SIGA the benefit of the familiarity and insight into SIGA’s affairs that its directors have accumulated during their tenure, while contributing to the Board of Director’s ability to work as a collective body. Accordingly, it is the policy of the Nominating Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Nominating Committee’s criteria for membership on the Board of Directors, whom the Nominating Committee believes will continue to make important contributions to the Board of Directors and who consent to stand for re-election and, if re-elected, to continue their service on the Board of Directors. If there are positions on the Board of Directors for which the Nominating Committee will not be re-nominating an incumbent director, or if there is a vacancy on the Board of Directors, the Nominating Committee will solicit recommendations for nominees from persons whom the Nominating Committee believes are likely to be familiar with qualified candidates, including members of the Board of Directors and management of SIGA. The Nominating Committee may also engage a professional search firm to assist in the identification of qualified candidates, but did not do so in 2007. As to each recommended candidate that the Nominating Committee believes merits serious consideration, the Nominating Committee will collect as much information, including without limitation, soliciting views from other directors and SIGA’s management and having one or more Nominating Committee members interview each such candidate, regarding each candidate as it deems necessary or appropriate in order to make an informed decision with respect to such candidate. Based on all available information and relevant considerations, the Nominating Committee will select, for each directorship to be filled, a candidate who, in the view of the Nominating Committee, is most suited for membership on the Board of Directors. In making its selection, SIGA will evaluate candidates proposed by stockholders under criteria similar to the evaluation of other candidates, except that the Nominating Committee may consider, as one of the factors in its evaluation of stockholder recommended nominees, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of SIGA. This consideration may also include how long the recommending stockholder intends to continue holding its equity interest in SIGA.

          The Nominating Committee has adopted a policy with regard to the minimum qualifications that must be met by a Nomination Committee-recommended nominee for a position on SIGA’s Board of Directors, which policy is described in this paragraph. The Nominating Committee generally requires that all candidates for the Board of Directors be of high personal integrity and ethical character. The Nominating Committee requires that candidates not have any interests that would, in the view of the Nominating Committee, materially impair his or her ability to (i) exercise independent judgment or (ii) otherwise discharge the fiduciary duties owed as a director to SIGA and its stockholders. In addition, candidates must be able to represent fairly and equally all stockholders of SIGA without favoring or advancing any particular stockholder or other constituency of SIGA. Candidates must have demonstrated achievement in one or more fields of business, professional, governmental, communal, scientific or educational endeavor. Candidates are expected to have sound judgment and a general appreciation regarding major issues facing public companies of a size and operational scope similar to SIGA, including contemporary governance concerns, regulatory obligations of a public issuer, strategic business planning, competition in a global economy, and basic concepts of corporate finance. Candidates must also have, and be prepared to devote, adequate time to the Board and its committees. It is expected that, taking into account their other business and professional commitments, including their service on the boards of other companies, each candidate will be available to attend meetings of the Board and any committees on which the candidate will serve, as well as SIGA’s annual meeting of stockholders. SIGA also requires that at least a majority of the directors serving at any time on the Board are independent, as defined under the rules of the NASDAQ stock market and that at least three of the directors satisfy the financial literacy requirements required for service on the Audit Committee under the rules of the NASDAQ stock market.

          The Nominating Committee has adopted a policy with regard to the consideration of director candidates recommended by stockholders, the material elements of which policy are described in this paragraph. The Nominating Committee will consider recommendations for nomination for director submitted by holders of SIGA’s shares entitled to vote generally in the election of directors. The Nominating Committee will give consideration to these recommendations for positions on the Board where the Nominating Committee has not determined to re-nominate a qualified incumbent director. While the Nominating Committee has not established a minimum number of shares that a stockholder must own in order to present a nominating recommendation for consideration, or a minimum length of time during which the stockholder must own its shares, the Nominating Committee may take into account the size and duration of a recommending stockholder’s ownership interest in SIGA. The Nominating Committee may also consider whether the stockholder making the nominating recommendation intends to maintain an ownership interest in SIGA of substantially the same size as at its interest at the time of making the recommendation. The Nominating Committee may refuse to consider recommendations of nominees who do not satisfy the minimum qualifications prescribed by the Nominating Committee for board candidates.

          The Nominating Committee has adopted procedures to be followed by stockholders in submitting recommendations of candidates for director. The procedures are posted on SIGA’s website at www.siga.com under the “Corporate Governance” section, and described in this paragraph. A stockholder (or group of stockholders) wishing to submit a nominating recommendation for an annual meeting of stockholders should try to ensure that it is received by SIGA, as provided herein, not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. All stockholder nominating recommendations should be in writing, addressed to “the Nominating and Corporate Governance Committee” care of SIGA’s Chief Financial Officer at SIGA’s principal headquarters, 420 Lexington Avenue, Suite 408, New York, New York 10170. Submissions should be made by mail, courier or personal delivery. A nominating recommendation should be accompanied by the following information concerning each recommending stockholder:

•	The name and address, including telephone number, of the recommending stockholder;

•	The number and class of SIGA’s shares owned (beneficially or of record) by the recommending stockholder and the time period for which such shares have been held;

•	A statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of SIGA’s next annual meeting of stockholders;

•	Sufficient information about the proposed nominee for the Nominating Committee to make an informed decision regarding the qualifications of the proposed nominee;

•	Any relationship between the proposed nominee and the recommending stockholder; and

•	Such other information as the Nominating Committee may reasonably request.

The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the Nominating Committee, if the Nominating Committee chooses to do so in its discretion (and the recommending stockholder must furnish the nominee’s contact information for this purpose), and, if nominated and elected, to serve as a director of SIGA.

Compensation Committee Interlocks and Insider Participation

          None.

Code of Ethics

          SIGA has adopted a code of ethics and business conduct that applies to its officers, directors and employees, including without limitation, our Chief Executive Officer, Chief Financial Officer and Chief Scientific Officer. The Code of Ethics and Business Conduct is available, free of charge, on SIGA’s website at www.siga.com under the “Corporate Governance” section.

Stockholder Communications with the Board of Directors

          SIGA stockholders may send communications to the Board, any committee of the Board or an individual director. The process for so communicating is posted on SIGA’s website at www.siga.com under the “Corporate Governance” section.

REPORT OF THE AUDIT COMMITTEE

          The members of the Audit Committee have been appointed by the Board of Directors. During the 2007 fiscal year, the Audit Committee consisted solely of independent directors, as defined in Rule 4200(a)(15) of the NASD Marketplace Rules. The Audit Committee operates under a written charter that was amended and restated by the Board of Directors in March 2004 in order to assure continued compliance by SIGA with SEC and NASDAQ rules enacted in response to requirements of the Sarbanes-Oxley Act.

          The Audit Committee assists the Board of Directors in monitoring the integrity of SIGA’s financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the independent registered public accounting firm, and the compliance by SIGA with legal and regulatory requirements. Management is responsible for SIGA’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of SIGA’s financial statements in accordance with generally accepted auditing standards and for issuing a report on those financial statements. The Audit Committee monitors and oversees these processes.

          In this context, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2007 with management and with PricewaterhouseCoopers LLP, SIGA’s independent registered public accounting firm. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees), which includes, among other items, matters related to the conduct of the audit of SIGA’s annual financial statements.

          The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP the issue of their independence from SIGA and management. In addition, the Audit Committee has considered whether the provision of non-audit services by the independent registered public accounting firm in 2007 is compatible with maintaining the auditors’ independence and has concluded that it is.

          Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in SIGA’s Annual Report on Form 10-K for the year ended December 31, 2007. The Audit Committee has also recommended, subject to stockholder ratification, the selection of SIGA’s independent registered public accounting firm for the year ending December 31, 2008.

          The members of the Audit Committee are Paul G. Savas, Judy S. Slotkin and James J. Antal, none of whom is or, during the fiscal year 2007, was, an employee of SIGA.

Respectfully submitted by the Audit Committee,
Paul G. Savas, Chairman
James J. Antal
Judy S. Slotkin

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Compensation Committee, comprised of independent directors, has:

(1) reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management; and

(2) based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement relating to the 2008 Annual Meeting of shareholders.

          During the period January 1, 2007 through May 30, 2007, the Compensation Committee was comprised of Donald G. Drapkin, Paul G. Savas and Michael A. Weiner. On May 30, 2007, the Board of Directors elected Steven L. Fasman to replace retiring director Donald G. Drapkin on the Committee. Some events described in this report occurred after Steven L. Fasman replaced Donald G. Drapkin on the Compensation Committee.

Respectfully submitted by the Compensation Committee,
Steven L. Fasman
Paul G. Savas
Michael A. Weiner

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following tables set forth certain information regarding the beneficial ownership of SIGA’s voting securities as of March 15, 2008 of (i) each person known to SIGA to beneficially own more than 5% of the applicable class of voting securities, (ii) each director and director nominee of SIGA, (iii) each Named Executive Officer and (iv) all directors and executive officers of SIGA as a group. As of March 15, 2008, a total of 33,955,215 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of Common Stock are eligible to vote. The column entitled “Percentage of Total Voting Stock Outstanding” shows the percentage of total voting stock beneficially owned by each listed party.

          The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 15, 2008, through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Ownership of Common Stock

          The following tables set forth certain information regarding the beneficial ownership of SIGA’s voting securities as of March 15, 2008 of (i) each person known to SIGA to beneficially own more than 5% of the applicable class of voting securities, (ii) each director and director nominee of SIGA, (iii) each Named Executive Officer, and (iv) all directors and officers of SIGA as a group. As of March 15, 2008, a total of 33,955,215 shares of common stock were outstanding. Each share of common stock is entitled to one vote on matters on which common stockholders are eligible to vote. The column entitled “Percentage of Total Voting Stock” shows the percentage of total voting stock beneficially owned by each listed party.

Name and Address of Beneficial Owner (1)	Amount of Beneficial Ownership (2)		Percentage of Common Stock Outstanding	Percentage of Total Voting Stock Outstanding

Beneficial Holders

MacAndrews & Forbes Inc. (3)
35 East 62nd Street
New York, NY 10065	5,909,245	(4)	16.5%	16.5%

TransTech Pharma, Inc.
4170 Mendenhall Oaks Parkway
High Point, NC 27265	5,296,634	(5)	14.8%	14.8%

Officers and Directors

James J. Antal
30952 Steeplechase Dr.
San Juan Capistrano, CA
94704	66,154	(6)	*	*

Thomas E. Constance
1177 Avenue of the Americas,
New York, NY 10036	283,467	(7)	*	*

Steven L. Fasman
35 East 62nd Street
New York, NY 10065	26,000	(8)	*	*

Scott M. Hammer, M.D
161 Fort Washington Ave.
New York, NY 10032	35,000	(9)	*	*

Adnan M. Mjalli, Ph.D (10)
4170 Mendenhall Oaks Parkway, Suite 110
High Point, NC 27265	55,000	(11)	*	*

Mehmet C. Oz, M.D.
177 Fort Washington Ave
New York, NY 10032	155,000	(12)	*	*

Eric A. Rose, M.D. (10)
35 East 62nd Street
New York, NY 10065	810,090	(13)	2.3%	2.3%

Paul G. Savas (10)
35 East 62nd Street
New York, NY 10065	81,484	(14)	*	*

Judy S. Slotkin
888 Park Avenue
NY, NY 10021	107,966	(15)	*	*

Michael A. Weiner, M.D.
161 Fort Washington Ave.
New York, NY 10032	142,500	(12)	*	*

Thomas N. Konatich	545,000	(16)	1.6%	1.6%

Dennis E. Hruby, Ph.D.	575,000	(16)	1.7%	1.7%

All Executive Officers and Directors as a
group (twelve persons)	2,882,661	(17)	7.9%	7.9%

*	Less than 1%

(1)	Unless otherwise indicated the address of each beneficial owner identified is 420 Lexington Avenue, Suite 408, New York, NY 10170.

(2)

Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)	MacAndrews & Forbes Inc. is a direct wholly-owned subsidiary of MacAndrews & Forbes Holdings Inc., a holding company whose sole stockholder is Ronald O. Perelman.

(4)	Includes 1,764,206 shares of common stock issuable upon exercise of warrants.

(5)	Includes 1,824,412 shares of common stock issuable upon exercise of warrants.

(6)	Includes 55,000 shares of common stock issuable upon exercise of options.

(7)	Includes 12,200 shares issuable upon exercise of warrants and 255,000 shares of common stock issuable upon exercise of options.

(8)	Includes 25,000 shares of common stock issuable upon exercise of options

(9)	Includes 35,000 shares issuable upon exercise of options.

(10)	Dr. Rose, Dr. Mjalli, and Mr. Savas are directors of TransTech Pharma.

(11)

Includes 55,000 shares of common stock issuable upon exercise of options. Does not include shares of common stock that Dr. Mjalli, as a director of TransTech Pharma, may be deemed to beneficially own and as to which Dr. Mjalli disclaims beneficial ownership.

(12)	Includes 12,500 shares issuable upon exercise of warrants and 130,000 shares issuable upon exercise of options.

(13)

Includes 88,610 shares of common stock issuable upon exercise of warrants and 620,000 shares of common stock issuable upon exercise of options. Does not include shares of common stock that Dr. Rose, as a director of TransTech Pharma, may be deemed to beneficially own and as to which Dr. Rose disclaims beneficial ownership.

(14)	Includes 9,123 shares of common stock issuable upon exercise of warrants and 55,000 shares issuable upon exercise of options.

(15)

Includes 55,000 shares of common stock issuable upon exercise of options and 18,244 shares of common stock issuable upon exercise of warrants held by Mrs. Slotkin’s spouse, which she may be deemed to beneficially own.

(16)	Neither of Messrs. Konatich and Hruby own shares of common stock. All shares listed as beneficially owned by each of Messrs. Konatich and Hruby are shares issuable upon exercise of stock options.

(17)	See footnotes (6)-(16).

MANAGEMENT

Officers

          The following table sets forth certain information with respect to the Named Executive Officers of SIGA:

Name	Age	Position

Eric A. Rose, M.D.	55	Chief Executive Officer and Chairman of the Board
Thomas N. Konatich (1)	62	Vice President, Chief Financial Officer, Secretary and Treasurer
Dennis E. Hruby, Ph.D.	55	Vice President, Chief Scientific Officer

(1)	Mr. Konatich was appointed to serve in an additional capacity as Acting Chief Executive Officer effective May 1, 2006 through February 28, 2007.

          Eric A. Rose, M.D. was elected Chairman of the Board of SIGA in January 25, 2007. On March 1, 2007, Dr. Rose became the Company’s Chief Executive Officer after taking a leave from his position as Chairman of the Department of Surgery and Surgeon-in-Chief of the Columbia Presbyterian Center of New York Presbyterian Hospital, a position he has held since August 1994. Dr. Rose has served as a director of SIGA since April 19, 2001 and served as Interim Chief Executive Officer of SIGA during April-June, 2001. Dr. Rose is a past President of the International Society for Heart and Lung Transplantation. Dr. Rose was recently appointed as Morris & Rose Milstein Professor of Surgery at Columbia University’s College of Physicians and Surgeons’ Department of Surgery. Dr. Rose is a director of Nephros, Inc., Abiomed, Inc. and Keryx Biopharmaceuticals, Inc. Dr. Rose is a graduate of both Columbia College and Columbia University College of Physicians & Surgeons. In addition to his roles at SIGA, Dr. Rose holds a position of Executive Vice President – Life Sciences at MacAndrews & Forbes Holdings Inc., a SIGA shareholder.

          Thomas N. Konatich has served as Vice President, Chief Financial Officer and Treasurer since April 1, 1998. He was named Secretary of SIGA on June 29, 2001. During the periods from October 5, 2001 until July 2, 2004 and May 1, 2006 until February 28, 2007, Mr. Konatich was our Acting Chief Executive Officer. From November 1996 through March 1998, Mr. Konatich served as Chief Financial Officer and a director of Innapharma, Inc., a privately held pharmaceutical development company. From 1993 through November 1996, Mr. Konatich served as Vice President and Chief Financial Officer of Seragen, Inc., a publicly traded biopharmaceutical development company. Mr. Konatich has an MBA from the Columbia Graduate School of Business.

          Dennis E. Hruby, Ph.D. has served as Vice President - Chief Scientific Officer since June 2000. From April 1, 1997 through June 2000, Dr. Hruby was our Vice President of Research. From January 1996 through March 1997, Dr. Hruby served as a senior scientific advisor to SIGA. Dr. Hruby is a Professor of Microbiology at Oregon State University, and from 1990 to 1993 was Director of the Molecular and Cellular Biology Program and Associate Director of the Center for Gene Research and Biotechnology. Dr. Hruby specializes in virology and cell biology research, and the use of viral and bacterial vectors to produce recombinant vaccines. He is a member of the American Society of Virology, the American Society for Microbiology and a fellow of the American Academy of Microbiology. Dr. Hruby received a Ph.D. in microbiology from the University of Colorado Medical Center and a B.S. in microbiology from Oregon State University.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

                The Compensation Committee of the Board of Directors is responsible for implementing the Board’s directives relating to the compensation of our named executive officers, as well as our other key employees. In this regard, the Compensation Committee has the responsibility to establish a compensation policy for officers and key employees designed to (i) attract and retain the best possible executive talent; (ii) tie annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives; and (iii) provide competitive compensation to our officers and key employees to align executives’ incentives with the creation of stockholder value.

          As a general matter, the compensation policy for officers and key employees includes:

•	base salary, which is determined on an annual or semi-annual basis

•	annual or other time-based cash incentive compensation, and

•	long-term incentive compensation in the forms of equity participation awards.

          This section discusses the principles underlying our executive compensation policies, our decisions to date and the principles that we expect to use in coming years.

Our Named Executive Officers

          For 2007, our Named Executive Officers and their titles were:

Name	Title
Dr. Eric A. Rose	Chief Executive Officer (1) and Chairman of the Board
Thomas N. Konatich	Acting Chief Executive Officer (2) & Vice President, Chief Financial Officer, Secretary and Treasurer
Dr. Dennis E. Hruby	Chief Scientific Officer and Vice President

(1)	On March 1, 2007, Dr. Eric A. Rose became our Chief Executive Officer.

(2)	From May 1, 2006 through February 28, 2007.

Our Executive Compensation Decision Process

Overview

          Our Compensation Committee reviews and approves on a periodic basis the corporate goals and objectives with respect to the compensation for the chief executive officer and other executive officers.

Role of Executive Officers in Setting Compensation Decisions

          Regarding most compensation matters, the Chief Executive Officer has historically provided recommendations to the Compensation Committee relying on his personal experience with respect to evaluating the contribution of our other executive officers. Dr. Eric A. Rose, our Chief Executive Officer and Chairman of the Board, is involved in compensation recommendations, with input from our Chief Financial Officer and Chief Scientific Officer, as it relates to the compensation of other key employees. The Compensation Committee considers, but retains the right to reject or modify such recommendations. Although the Chief Executive Officer may attend a portion of the meetings of the Compensation Committee, neither he nor any other member of management may be present during executive sessions of the Compensation Committee. Moreover, the Chief Executive Officer may not be present when decisions with respect to his compensation are made. The Committee has used, on more than one occasion, a third-party compensation consultant.

Compensation Advisors

          The Compensation Committee has the authority to retain compensation consultants to advise the Compensation Committee as it deems necessary to carry out its duties. In 2007, the Compensation Committee retained the services of Mercer Consulting as its independent executive compensation consultant. In connection with this engagement, the Compensation Committee requested that Mercer Consulting review the fairness of the proposed compensation package for Dr. Eric A. Rose, who became the Company’s Chief Executive Officer on March 1, 2007.

Competitive Market Analysis and Benchmarking

          In reviewing and recommending the compensation of the Chief Executive Officer and other executive officers, the Compensation Committee considers the compensation awarded to officers of similarly situated companies, our performance, the individuals’ performance, compensation given to our officers in past years or any other factor the Compensation Committee deems appropriate.

Evaluations

          The Compensation Committee evaluates at least once a year the performance of our officers and other key employees in light of goals and objectives established by the Committee and, based upon these evaluations, the Compensation Committee recommends to the full Board of Directors the annual compensation for our officers and key employees, including base salary, bonus, incentive and equity compensation.

Our Compensation Philosophy and Program Objectives

          The overall objectives of the Company’s compensation program are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company’s business strategy, to maximize the link between executive and stockholder interests through a stock option plan and to recognize individual contributions as well as overall business results. To achieve these objectives, the Company has developed an overall compensation strategy and specific compensation plans that tie a substantial portion of an executive’s compensation to performance.

Our Executive Compensation Program

Overview

          The key elements of the Company’s compensation program consist of fixed compensation in the form of base salary, and the discretion to award variable compensation in the forms of  incentive compensation and stock option awards. The Compensation Committee’s policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package offered by the Company to the individual, including pension benefits, insurance and other benefits, as well as the programs described below.

Base Salary

          The compensation philosophy of the Company is to maintain executive base salary at a competitive level to enable the Company to attract and retain executives and key employee talent needed to accomplish the Company’s goals. In determining the appropriate base salary levels and, to a lesser extent, other compensation elements, the Compensation Committee considers the scope of responsibility, prior experience and past accomplishments, as well as historical practices within the Company. Economic and business conditions affecting the Company are also considered. The Compensation Committee also considers historical levels of salary paid by the Company as well as the provisions in the various executive’s employment contracts with the Company, which contracts are more fully discussed elsewhere in this proxy statement.

          Periodic adjustments in base salary may be merit-based with respect to individual performance or tied to the Company’s financial condition or other competitive factors. The Compensation Committee takes into account the effect of any corporate transactions that have been consummated during the relevant year and, where appropriate, also considers non-financial performance measures. These include the Company’s competitive position, scientific developments and improvements in relations with employees and investors.

          For Dr. Rose, Mr. Konatich and Dr. Hruby, we paid as base salary in 2007 the amounts required under their employment agreements. These amounts were reviewed and set by our Compensation Committee. These base salary levels reflect our Compensation Committee’s subjective judgment, which took into account each executive’s respective position and tenure, our present needs, the executive’s individual performance, achievements and prior contributions.

Annual Incentive Compensation

          The Compensation Committee, in its discretion, may establish cash incentive programs and otherwise award bonuses to executive officers and key employees. Annual incentive compensation to our executive officers is payable pursuant to contractual provisions with certain executives which provide eligibility to receive discretionary bonuses, in the sole discretion of the Board of Directors based on the executives’ performance, economic and business conditions affecting the Company, and the financial condition of the Company. The Compensation Committee makes recommendations to the Board of Directors with respect to such amounts. In addition, Dr. Hruby and Mr. Konatich are contractually entitled to certain guaranteed cash bonus payments each year of their current employment agreements. The annual incentive compensation earned by the other executives with respect to 2007 was discretionary and determined by the Compensation Committee. We believe that the annual incentive bonuses motivate and encourage our executives to fulfill our objectives and provide us with the opportunity to recognize superior individual performance.

          For 2007, both Mr. Konatich and Dr. Hruby were eligible for annual cash bonuses. In the case of Mr. Konatich, his annual cash bonus was $60,000 and for Dr. Hruby his annual cash bonus was $125,000.

Long-Term Incentive Awards

          The Compensation Committee believes that granting stock options provides officers and key employees with a strong economic interest in maximizing stock price appreciation over the long term. The Committee also believes that the practice of granting stock options can be useful in retaining and recruiting the key talent necessary to ensure the Company’s continued success. This element of compensation is governed by the Amended and Restated 1996 Incentive and Non-Qualified Stock Option Plan (the “Option Plan”) that provides for grants of incentive stock options and non-qualified stock options to our executives, directors and key employees. The Option Plan is administered by our Compensation Committee, which reviews management’s recommendations concerning persons to be granted stock options, and determines the number of stock options to be granted to each such person, and the terms and conditions of any stock options as permitted under the Plan. The exercise price of stock options is set by the Compensation Committee and has been at a price at least equal to the market price of the common stock on the date of the grant. The options therefore do not have any value to the executive unless the market price of the common stock rises, which ensures that the interests of our executives are aligned with those of our shareholders. Through these option grants, we seek to emphasize the importance of improving the performance of our stock price, increasing shareholder value over the long-term.

          Both Incentive Options and Nonqualified Options may be granted under the Option Plan. An Incentive Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). As such, any Incentive Option granted under the Plan will have an exercise price of not less than 100% of the fair market value of the shares on the date on which such option is granted. With respect to an Incentive Option granted to an employee who owns more than 10% of the total combined voting stock of SIGA or of any parent or subsidiary of SIGA, the exercise price for such option must be at least 110% of the fair market value of the shares subject to the option on the date the option is granted.

          In determining the size of an option grant to a named executive officer, the Compensation Committee considers not only competitive market factors, changes in responsibility and the executive officers’ achievement of pre-established goals, but also the number, term and vesting of options previously granted to the officer. The Compensation Committee may also consider the total compensation package or changes made thereto, when determining whether to make an option award.

          During the year ended December 31, 2007 the Compensation Committee authorized awards of 200,000 options to Dr. Eric A. Rose, Chief Executive Officer (which vest pro rata on the first, second and third anniversaries of the date of grant).

          During the year ended December 31, 2007, the Compensation Committee authorized awards of 150,000 options to Thomas N. Konatich, Chief Financial Officer, and 300,000 options to Dr. Dennis E. Hruby, Chief Scientific Officer. The Compensation Committee decided that of the awarded options to Mr. Konatich and Dr. Hruby, 50,000 options and 100,000 options, respectively, will vest pro rata on the first, second and third anniversaries of the date of grant. The Compensation Committee defined two groups of performance measures and decided that: (i) 50,000 options and 100,000 options, for Mr. Konatich and Dr. Hruby, respectively, will vest when the Company and one or more purchasers have entered into one or more contracts for the sale of the Company’s smallpox drug, ST-246, with an aggregate price of no less than $50 million; and the Company received at least an aggregate of $25 million in non-refundable payments pursuant to such contracts; and (ii) 50,000 options and 100,000 options, for Mr. Konatich and Dr. Hruby, respectively, will vest upon the acceptance of a New Drug Application for the Company’s smallpox drug, ST-246. All of the aforementioned options have an exercise price of $3.10 per share.

Additional Benefits and Perquisites

          Our officers and key employees are entitled to participate in the benefit plans which are generally available to all employees, including health, dental, life, and accidental disability. For each of these benefit plans, the Company makes contributions to the premiums paid to the plans. The Company also offers a 401(k) defined contribution plan, however, the Company does not make any contribution to the 401(k) plan. In each case, we provide these benefits to our executive officers on the same basis as our other employees.

Severance and Change-in-Control Agreements

          Finally, we also provide some of our executive officers with severance and change-in-control arrangements in their employment contracts. We believe that severance and change of control packages are a common characteristic of compensation for key executive officers. They are intended to provide our executive officers with a sense of security in making the commitment to dedicate their professional careers to our success. Due to our size relative to other public companies and our operating history, we believe that severance and change-in-control arrangements are necessary to help us attract and retain necessary skilled and qualified executive officers to continue to grow our business.

Our Compensation Policies

Section 162(m) Policy

          The Compensation Committee has found it unnecessary to consider the applicability of Section 162(m) of the Code because no executive officer receives compensation in excess of one million dollars.

Common Share Ownership Requirements

          While we have not adopted a formal written policy on common share ownership requirements, part of our compensation philosophy involves common share ownership by our executive officers, because we believe that it helps to align their financial interests with those of our shareholders. We also recognize, on the other hand, that our executive officers cannot acquire more than 10% of our common shares without triggering adverse tax consequences. In addition, we expect our executive officers to abide by the provisions of our 2004 Policy on Confidential Information and Insider Trading.

Timing of Awards

          Our Compensation Committee has the authority to issue equity awards under our Amended and Restated 1996 Incentive and Non-Qualified Option Plan. We expect that the Compensation Committee will continue making option awards to our executive officers and key employees when appropriate. The Compensation Committee strives to ensure that any award is made in such a manner to avoid even the appearance of manipulation because of its award date.

Financial Restatement

          Although we have not adopted a formal written policy, it is our Board of Directors’ informal policy that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority and discretion in consultation with the Board of Directors, to make retroactive adjustments to any cash or equity based incentive payments to executive officers where the payment was based upon the achievement of certain financial results that were subsequently the subject of a restatement, without regard to misconduct being involved. If the Compensation Committee chose to exercise this discretion, we would seek to recover any amount determined to have been improperly paid to the executive officer.

Summary Compensation Table

          The following table sets forth the total compensation of the Company’s Named Executive Officers for the fiscal year ended December 31, 2007. The Named Executive Officers are the Company’s Chief Executive Officer, Chief Financial Officer and Chief Scientific Officer.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Eric A. Rose, M.D.	2007	333,750	—	—	366,180	—	—	—	699,930
Chief Executive	2006	—	—	—	—	—	—	—	—
Officer (1)	2005	—	—	—	—	—	—	—	—

Thomas N. Konatich	2007	250,000	60,000	—	274,635	—	—	—	584,635
Chief Financial	2006	233,333	117,500	—	—	—	—	—	350,833
Officer (2)	2005	230,000	35,000	—	—	—	—	—	265,000

Dennis E. Hruby, Ph.D.	2007	250,000	125,000	—	549,270	—	—	—	924,270
Chief Scientific Officer	2006	229,166	174,500	—	—	—	—	—	403,666
	2005	225,000	112,500	—	—	—	—	—	337,500

Bernard L. Kasten	2007	—	—	—	—	—	—	—	—
Chief Executive	2006	83,333	—	—	—	—	—	94,792	178,125
Officer (3)	2005	250,000	—	—	—	—	—	—	250,000

(1)	Dr. Rose became Chief Executive Officer on March 1, 2007.

(2)	Mr. Konatich was appointed to serve in an additional capacity as Acting Chief Executive Officer effective from May 1, 2006 through February 28, 2007.

(3)	Dr. Kasten became Chief Executive Officer on July 2, 2004. His annual salary was $250,000. Dr. Kasten resigned as Chief Executive Officer of SIGA effective as of April 30, 2006.

Salary

          The amounts reported in the “Salary” column above represent base salaries paid to each of the Named Executive Officers for the fiscal year ended 2007.

Bonus

          The amounts reported in the “Bonus” column above for the year ended December 31, 2007, include bonus which was accrued and paid with respect to 2007 performance.

Option Awards

          Our 1996 Incentive and Non-Qualified Stock Option Plan was adopted in 1996 and amended in 2001, 2004 and 2005. The maximum number of shares of common stock available for issuance under the Plan is 11,000,000. Stock options may be granted to key employees, consultants and outside directors pursuant to the Plan.

          The Plan is administered by our Compensation Committee, which reviews management’s recommendations concerning persons to be granted stock options, and determines the number of stock options to be granted to each such person, and the terms and conditions of any stock options as permitted under the Plan. The members of the Compensation Committee are Steven L. Fasman, who serves as Chair, Paul G. Savas and Michael A. Weiner, M.D. See “Committees of the Board of Directors” above for more information.

          Both Incentive Options and Nonqualified Options may be granted under the Plan. An Incentive Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.. Any Incentive Option granted under the Plan will have an exercise price of not less than 100% of the fair market value of the shares on the date on which such option is granted. With respect to an Incentive Option granted to an employee who owns more than 10% of the total combined voting stock of SIGA or of any parent or subsidiary of SIGA, the exercise price for such option must be at least 110% of the fair market value of the shares subject to the option on the date the option is granted.

          Options to purchase 7,969,768 shares of common stock were outstanding as of December 31, 2007.

All Other Compensation

           The amount reported in the “All Other Compensation” reflects payments made to Dr. Kasten under his Separation Agreement with the Company, dated March 31, 2006.

Grants of Plan Based Awards

          During the year ended December 31, 2007 the Compensation Committee authorized awards of 200,000 options to Dr. Eric A. Rose, Chief Executive Officer (which vest pro rata on the first, second and third anniversaries of the date of grant).

          During the year ended December 31, 2007, the Compensation Committee authorized awards of 150,000 options to Thomas N. Konatich, Chief Financial Officer, and 300,000 options to Dr. Dennis E. Hruby, Chief Scientific Officer. The Compensation Committee decided that of the awarded options to Mr. Konatich and Dr. Hruby, 50,000 options and 100,000 options, respectively, will vest pro rata on the first, second and third anniversaries of the date of grant. The Compensation Committee defined two groups of performance measures and decided that: (i) 50,000 options and 100,000 options, for Mr. Konatich and Dr. Hruby, respectively, will vest when the Company and one or more purchasers have entered into one or more contracts for the sale of the Company’s smallpox drug, ST-246, with an aggregate price of no less than $50 million; and the Company received at least an aggregate of $25 million in non-refundable payments pursuant to such contracts; and (ii) 50,000 options and 100,000 options, for Mr. Konatich and Dr. Hruby, respectively, will vest upon the acceptance of a New Drug Application for the Company’s smallpox drug, ST-246. All of the aforementioned options have an exercise price of $3.10 per share.

          The following table provides a summary regarding plan-based awards granted to the named executive officers in 2007:

Name and Principal Position	Grant Date	Performance Measure (i)	Performance Measure (ii)	All other Option Awards: Number of Securities Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value of Stock Option Awards

Eric A. Rose, M.D.	07/26/07	—	—	200,000	$3.10	366,180

Thomas N. Konatich	07/26/07	50,000	50,000	50,000	$3.10	274,635

Dennis E. Hruby, Ph.D.	07/26/07	100,000	100,000	100,000	$3.10	549,270

Employment Agreements

          We currently have employment agreements with Dr. Rose, Mr. Konatich and Dr. Hruby. These agreements became effective as of March 1, 2007 in the case of Dr. Rose and January 22, 2007 in the case of Mr. Konatich and Dr. Hruby. We have included below descriptions of the current employment agreements.

Eric A. Rose – Chief Executive Officer

          On January 31, 2007, we entered into an employment agreement with Dr. Eric A. Rose, M.D., pursuant to which he became our Chief Executive Officer, effective as of March 1, 2007. The employment agreement expires on February 29, 2009, and, unless either party provides thirty (30) days notice prior to the end of the term, shall automatically renew for additional one (1) year periods thereafter. Pursuant to the employment agreement, we agree to pay to Dr. Rose an annual base salary of $400,000, subject to any cost of living adjustments as may be approved by our Board. Dr. Rose is also eligible to receive bonus payments (in either cash or stock options) as may be approved by the Board in its sole discretion. We may terminate his employment agreement (with or without cause), provided that upon any termination by us without cause (including, without limitation, termination without cause upon a change in control), or termination by Dr. Rose for good reason, we will be obligated to continue to pay Dr. Rose’s base salary for one year, and all stock options and other stock-based grants to Dr. Rose shall immediately and irrevocably vest and become exercisable upon the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination. Further detail on our severance obligations to Dr. Rose, including the definitions of “cause,” “good reason” and “change in control” is set forth below under the heading “Potential Payments Upon Termination or Change-in-Control.”

Thomas N. Konatich – Chief Financial Officer

          On January 22, 2007, we entered into an amended and restated employment agreement with Thomas N. Konatich, our Chief Financial Officer, which replaced his prior employment agreement. Mr. Konatich also serves as our Vice President, Secretary and Treasurer, and from May 1, 2006 through February 28, 2007 served as our Acting Chief Executive Officer. The current employment agreement expires on January 22, 2009, and, unless either party provides thirty (30) days notice prior to the end of the term, shall automatically renew for additional one (1) year periods thereafter. Pursuant to the employment agreement, we agree to pay to Mr. Konatich an annual base salary of $250,000, subject to any cost of living adjustments as may be approved by our Board, and an annual cash bonus of $60,000. Mr. Konatich is also eligible to receive such additional bonus payments (in either cash or stock options) as may be approved by our Board in its sole discretion. We may terminate his employment agreement (with or without cause), provided that upon any termination by us without cause (including, without limitation, termination without cause upon a change in control), or termination by Mr. Konatich for good reason, we will be obligated to continue to pay Mr. Konatich’s base salary for two (2) years, and all stock options and other stock-based grants to Mr. Konatich shall immediately and irrevocably vest and become exercisable upon the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination.

          Further detail on our severance obligations to Mr. Konatich, including the definitions in his current employment agreement of “cause,” “good reason” and “change in control” is set forth below under the heading “Potential Payments Upon Termination or Change-in-Control.”

Dr. Dennis E. Hruby – Chief Scientific Officer

          On January 22, 2007, we entered into an amended and restated employment agreement with Dr. Dennis E. Hruby, our Chief Scientific Officer which replaced his prior employment agreement. The current employment agreement expires on January 22, 2010. Pursuant to the employment agreement, we agree to pay to Dr. Hruby an annual base salary of $250,000, subject to any cost of living adjustments as may be approved by our Board, and an annual cash bonus of no less than twenty-five percent (25%) and no more than fifty percent (50%) of Dr. Hruby’s base salary. Dr. Hruby is also eligible to receive such additional bonus payments (in either cash or stock options) as may be approved by our Board in its sole discretion. We may terminate his employment agreement (with or without cause), provided that upon any termination by us without cause (including, without limitation, termination without cause upon a change in control), or termination by Dr. Hruby for good reason, we will be obligated to continue to pay Dr. Hruby’s base salary for two years, and all stock options and other stock-based grants to Dr. Hruby shall immediately and irrevocably vest and become exercisable upon the date of termination and shall remain exercisable for a period of not less than two (2) years from the date of termination.

          Further detail on our severance obligations to Dr. Hruby including the definitions in his current employment agreement of “cause,” “good reason” and “change in control” is set forth below under the heading “Potential Payments Upon Termination or Change-in-Control.”

Outstanding Equity Awards at Fiscal Year End

          The following table provides certain summary information concerning unexercised options and equity incentive plan awards for each Named Executive Officer as of December 31, 2007.

	Option Awards					Stock Awards

Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have Not vested ($)

Eric A. Rose, M.D.	600,000	—	—	2.50	5/3/2011	—	—	—	—
Chief Executive	10,000	—	—	1.22	6/2/2015	—	—	—	—
Officer (1)	10,000	—	—	2.72	12/19/2016	—	—	—	—
	—	—	200,000	3.10	7/26/2017	—	—	—	—

Thomas N. Konatich	95,000	—	—	4.44	4/1/2008	—	—	—	—
Chief Financial	100,000	—	—	2.00	1/19/2010	—	—	—	—
Officer (2)	50,000	—	—	3.94	1/31/2012	—	—	—	—
	150,000	—	—	2.50	11/15/2012	—	—	—	—
	150,000	—	—	1.40	7/29/2014	—	—	—	—
	—	—	150,000	3.10	7/26/2017	—	—	—	—

Dennis E. Hruby, Ph.D.	40,000	—	—	4.63	4/1/2008	—	—	—	—
Chief Scientific Officer	125,000	—	—	2.00	5/25/2010	—	—	—	—
	300,000	—	—	2.50	7/23/2012	—	—	—	—
	150,000	—	—	1.40	6/29/2014	—	—	—	—
	—	—	300,000	3.10	7/26/2017	—	—	—	—

1.	Dr. Rose became Chief Executive Officer on March 1, 2007.
2.	Mr. Konatich was appointed to serve in an additional capacity as Acting Chief Executive Officer effective from May 1, 2006 through February 28, 2007.

Option Exercises and Stock Vested

          During the fiscal year ended December 31, 2007 no options were exercised by any of our officers. Our officers did not receive any stock awards during the current year or any other year.

Fiscal Year-End Option Values

          The following table provides certain summary information concerning stock options held as of December 31, 2007 by SIGA’s Named Executive Officers.

	Number of Securities Underlying Unexercised Options #		Value of Unexercised In-The- Money Options At Fiscal Year-End ($) (1)
	Exercisable	Unexercisable	Exercisable	Unexercisable

Eric A. Rose, M.D.	620,000	200,000	$370,200	—
Thomas N. Konatich	545,000	150,000	$447,000	—
Dennis E. Hruby, Ph.D.	615,000	300,000	$561,000	—

(1)	Based upon the closing price on December 31, 2007, as reported on the Nasdaq SmallCap Market and the exercise price per option.

Potential Payments Upon Termination or Change in Control

Severance Arrangement for Dr. Rose

          The following table and footnotes describe and quantify the potential payments upon termination or change in control for Dr. Hruby, assuming that termination or change-in-control was effective as of December 31, 2007:

Dr. Eric A. Rose	Termination by the Company without cause (or by the officer for good cause)	Termination upon death or disability	Termination by the Company due to a change in control

Aggregate monthly cash payments	$400,000	$—	$400,000
Lump sum cash payment	—	—	—
Value of accelerated stock options	366,180	—	366,180

Total	$766,180	$—	$766,180

          Pursuant to Dr. Rose’s current employment agreement (which was effective as of March 1, 2007), the following termination and change in control-related circumstances would trigger payments or the provision of other benefits:

•	Termination by the Company without cause or by Dr. Rose for good reason.

•	Termination by the Company within 90 days of the occurrence of a change in control (other than for cause)

•	Termination by the Company for cause or by Dr. Rose without good reason.

•	Termination by the Company based on Dr. Rose’s death or total disability.

          If Dr. Rose’s employment agreement is terminated without cause or if Dr. Rose terminates his employment for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants, (v) the continued payment of his salary for one (1) year; and (vi) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Dr. Rose shall, immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination.

          If Dr. Rose’s employment agreement is terminated within 90 days after the occurrence of a change in control other than for cause, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants, (v) the continued payment of his salary for one (1) year; and (vi) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Dr. Rose shall, immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination.

          If Dr. Rose’s employment is terminated for cause, or if he voluntarily terminates his employment, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; and (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants.

          If Dr. Rose’s employment is terminated prior to the expiration of the term by reason of death or total disability, his estate or beneficiaries will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; and (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants.

Severance Arrangement for Thomas N. Konatich

          The following table and footnotes describe and quantify the potential payments upon termination or change in control for Mr. Konatich, assuming that termination or change-in-control was effective as of December 31, 2007:

Thomas N. Konatich	Termination by the Company without cause (or by the officer for good cause)	Termination upon death or disability	Termination by the Company due to a change in control

Aggregate monthly cash payments	$500,000	$—	$500,000
Lump sum cash payment	—	—	—
Value of accelerated stock options	274,635	—	274,635

Total	$774,635	$—	$774,635

          Pursuant to Mr. Konatich’s current employment agreement (which was effective as of January 22, 2007), the following termination and change in control-related circumstances would trigger payments or the provision of other benefits:

•	Termination by the Company without cause or by Mr. Konatich for good reason.

•	Termination by the Company within 90 days of the occurrence of a change in control (other than for cause)

•	Termination by the Company for cause or by Mr. Konatich without good reason.

•	Termination by the Company based on Mr. Konatich’s death or total disability.

          If Mr. Konatich’s employment agreement is terminated without cause or if Mr. Konatich terminates his employment for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants, (v) the continued payment of his salary for two (2) years; and (vi) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Mr. Konatich shall, immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination.

          If Mr. Konatich’s employment agreement is terminated within 90 days after the occurrence of a change in control other than for cause, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants, (v) the continued payment of his salary for two (2) years; and (vi) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Mr. Konatich shall, immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination.

          If Mr. Konatich’s employment is terminated for cause, or if he voluntarily terminates his employment, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; and (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants.

          If Mr. Konatich’s employment is terminated prior to the expiration of the term by reason of death or total disability, his estate or beneficiaries will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; and (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants.

Severance Arrangement for Dr. Hruby

          The following table and footnotes describe and quantify the potential payments upon termination or change in control for Dr. Hruby, assuming that termination or change-in-control was effective as of December 31, 2007:

Dr. Dennis E. Hruby	Termination by the Company without cause (or by the officer for good cause)	Termination upon death or disability	Termination by the Company due to a change in control

Aggregate monthly cash payments	$500,000	$—	$500,000
Lump sum cash payment	—	—	—
Value of accelerated stock options	549,270	—	549,270

Total	$1,049,270	$—	$1,049,270

          Pursuant to Dr. Hruby’s current employment agreement (which was effective as of January 22, 2007), the following termination and change in control-related circumstances would trigger payments or the provision of other benefits:

•	Termination by the Company without cause or by Dr. Hruby for good reason.

•	Termination by the Company within 90 days of the occurrence of a change in control (other than for cause)

•	Termination by the Company for cause or by Dr. Hruby without good reason.

•	Termination by the Company based on Dr. Hruby’s death or total disability.

          If Dr. Hruby’s employment agreement is terminated without cause or if Dr. Hruby terminates his employment for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants, (v) the continued payment of his salary for two (2) years; and (vi) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Dr. Hruby shall, immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination.

          If Dr. Hruby’s employment agreement is terminated within 90 days after the occurrence of a change in control other than for cause, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants, (v) the continued payment of his salary for two (2) years; and (vi) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Dr. Hruby shall, immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination.

          If Dr. Hruby’s employment is terminated for cause, or if he voluntarily terminates his employment, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; and (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants.

          If Dr. Hruby’s employment is terminated prior to the expiration of the term by reason of death or total disability, his estate or beneficiaries will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; and (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants.

Other General Terms

Circumstances Triggering Payments

          “Cause,” “good reason” and “change of control” are defined in Dr. Rose, Mr. Konatich and Dr. Hruby’s current employment agreement as follows:

“Cause” generally includes:

•

executive officer’s neglect or failure or refusal to perform his duties under the applicable employment agreement (other than as a result of total or partial incapacity due to physical or mental illness);

•

any act by or omission of executive officer constituting gross negligence or willful misconduct in connection with the performance of his duties that could reasonably be expected to materially injure the reputation, business or business relationships of the Company or any of its affiliates;

•	perpetration of an intentional and knowing fraud against or affecting the Company or any of its affiliates or any customer, client, agent, or employee thereof;

•

the commission by or indictment of executive officer for (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud (“indictment,” for these purposes, meaning a United States-based indictment, probable cause hearing or any other procedure pursuant to which an initial determination of probable or reasonable cause with respect to such offense is made);

•	the breach of a covenant set forth in the applicable employment agreement; or

•	any other material breach the applicable employment agreement.

“Good reason” generally includes:

•	the Company failing to pay the executive officer his base salary;

•	executive officer no longer holding his agreed upon office or offices of equivalent stature, or his functions and/or duties being materially diminished; or

•	executive officer’s job site being involuntarily relocated to a location which is more than fifty (50) miles from the agreed upon region.

a “Change in Control” is deemed to occur upon:

•

the consummation of a transaction or a series of related transactions pursuant to which any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (“Exchange Act”), other than the executive officer, his designee(s) or “affiliate(s)” (as defined in Rule 12b-2 under the Exchange Act), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities;

•

stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

•

the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of, or the Company sells or disposes of, all or substantially all of the Company’s assets.

Pursuant to their current employment agreements, during the term thereof plus an additional twenty-four months thereafter, Dr. Rose, Mr. Konatich and Dr. Hruby have agreed not to engage in any competitive business with us or to induce our employees to terminate their employment or to solicit our customers. We agree to indemnify each of them under their respective employment agreement for liabilities incurred because of their employment and to provide each of them with the full protection of any directors’ and officers’ liability insurance policies maintained generally for the benefit of our officers.

Equity Compensation Plan Information

          The following table sets forth certain compensation plan information with respect to both equity compensation plans approved by security holders and equity compensation plans not approved by security holders as of December 31, 2007:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders (1) (2)	7,969,768	$ 2.28	1,545,962

Equity compensation plans not approved by security holders	190,000	$ 2.00	—

Total	8,159,768	$ 2.27	1,545,962

(1)	SIGA Technologies, Inc., Amended and Restated 1996 Incentive and Non-Qualified Stock Option Plan.

(2)	A total of 1,484,270 options awarded under the plan were previously exercised by their holders.

          As of December 31, 2007, options awarded outside of the Company’s equity compensation plan included 125,000 options awarded to an employee and 65,000 options awarded to consultants. In May 2000, the Company awarded its Chief Scientific Officer options to acquire 125,000 shares of the Company’s common stock at an exercise price of $2.00 per share. In July 2000, the Company entered into an agreement with a consultant to serve as the Company’s public relations agent and awarded the consultant options to acquire shares of the Company’s common stock. As of December 31, 2007, the consultant held 27,500 options and 37,500 options with an exercise price of $1.50 per share and $1.75 per share, respectively.

Director Compensation

          During the fiscal year ending December 31, 2007, the Named Directors of SIGA received Total Compensation under the Plan as shown in the following table.

Name	Fees Earned or paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation earnings ($)	All Other Compensation ($)	Total ($)

James J. Antal (2) (3)	15,000	—	22,120	—	—	—	37,120
Thomas E. Constance	8,000	—	22,120	—	—	—	30,120
Steven L. Fasman (1) (4)	7,000	—	55,300	—	—	—	62,300
Scott M. Hammer, M.D.	6,000	—	22,120	—	—	—	28,120
Adnan M. Mjalli, Ph.D.	6,000	—	22,120	—	—	—	28,120
Mehmet C. Oz, M.D.	6,000	—	22,120	—	—	—	28,120
Eric A. Rose, M.D. (5)	1,000	—	—	—	—	—	1,000
Paul G. Savas (2) (4)	19,500	—	22,120	—	—	—	41,620
Judy S. Slotkin (2) (3)	17,000	—	22,120	—	—	—	39,120
Michael Weiner, M.D. (3) (4)	10,500	—	22,120	—	—	—	32,620
Donald G. Drapkin (6)	2,000	—	—	—	—	—	2,000

(1)	Mr. Fasman was elected to serve on our Board of Directors on May 30, 2007.

(2)	Member of the Audit Committee

(3)	Member of the Nominating and Corporate Governance Committee

(4)	Member of the Compensation Committee

(5)	Chairman of the Board

(6)	Mr. Drapkin served on our Board until May 30, 2007.

           The aggregate number of stock option awards held by each of the directors at December 31, 2007, and the number of stock option awards granted in the current fiscal year are shown in the following table:

Name	Option Awards During the Current Year (#)	Total Option Awards Outstanding at December 31, 2007(#)

James J. Antal	10,000	55,000
Thomas E. Constance	10,000	255,000
Steven L. Fasman	25,000	25,000
Scott M. Hammer, M.D.	10,000	35,000
Adnan M. Mjalli, Ph.D.	10,000	55,000
Mehmet C. Oz, M.D.	10,000	130,000
Eric A. Rose, M.D.	—	620,000
Paul G. Savas	10,000	55,000
Judy S. Slotkin	10,000	55,000
Michael Weiner, M.D.	10,000	130,000

Director Fees and Equity Compensation

           Directors who are not currently receiving compensation as officers or employees of the Company or any of its affiliates receive $1,000 per meeting for board meetings and will be reimbursed for expenses incurred by them in connection with serving on our Board of Directors. The chairman of each of the Audit Committee, Nominating and Corporate Governance Committee, and the Compensation Committee will each receive $1,000 per meeting for meetings of the Audit Committee, Nominating and Corporate Governance and Compensation Committee, respectively. All other members of the respective committees will receive $500 per meeting for meetings of the committees.

          Non-employee directors will receive an initial grant of 25,000 options, upon such non-employee director’s first election to the Board of Directors, which such options will be granted under SIGA’s Amended and Restated 1996 Incentive and Non-Qualified Stock Option Plan. In addition, non-employee directors will receive an annual grant of 10,000 options under SIGA’s Amended and Restated 1996 Incentive and Non-Qualified Stock Option Plan, made at each Annual Meeting and commencing with the 2005 Annual Meeting. All such options have an exercise price equal to the fair market value of the underlying SIGA shares on the date of grant.

TRANSACTIONS WITH RELATED PERSONS

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

          The Company’s policies and procedures for reviewing, approving, and ratifying transactions with related persons are set forth in a written policy. See “Annex A” to this proxy statement for the full “Statement of Policy with respect to Related Party Transactions.”

          Under these procedures, at each calendar year’s first regularly scheduled Audit Committee meeting, management recommends related party transactions be entered into by the Company for that calendar year, including the proposed aggregate value of such transactions, if applicable. After review, the Audit Committee either approves or disapproves such transactions, and at each subsequently scheduled meeting, management is required to update the Audit Committee as to any material change to those proposed transactions.

          Further, in the event management recommends any further related party transactions subsequent to the first calendar year meeting, such transactions may be presented to the Audit Committee for approval or preliminarily entered into by management subject to ratification by the Audit Committee; provided that, if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transactions.

          In addition, with respect to any related party transaction that includes a compensation component, management will submit the terms of such proposed compensation (or any subsequent material changes to such compensation) to the Compensation Committee for its review. After its review, the Compensation Committee either approves or disapproves the compensation component of the related party transaction and informs management and the Audit Committee of such approval or disapproval.

TRANSACTIONS WITH RELATED PERSONS

          Based on information provided by the directors and the executive officers, the Audit Committee determined that there were no related person transactions to be reported in this proxy statement other than:

          During the year ended December 31, 2007, we were billed by TransTech Pharma, Inc. and its affiliate for services provided in connection with our lead development programs.

          Kramer Levin Naftalis and Frankel LLP, the Company’s legal counsel, billed the Company for legal services provided to the Company.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The Audit Committee of the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP as SIGA’s independent registered public accounting firm to audit the financial statements of SIGA for the fiscal year ending December 31, 2008, and recommends that stockholders vote for ratification of this appointment. PricewaterhouseCoopers LLP has audited SIGA’s financial statements since January 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The affirmative vote of a majority of the total votes cast on such proposal in person or by proxy at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

          If the stockholders fail to ratify the selection, the Audit Committee will reconsider its selection of auditors. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if it determines that such change would be in the best interests of SIGA and its stockholders.

Audit Fees

          PricewaterhouseCoopers LLP billed SIGA $348,000 in the aggregate, for professional services rendered by them for the audit of SIGA’s annual financial statements for the fiscal year ended December 31, 2007, reviews of the interim financial statements included in SIGA’s Forms 10-Q filed during the year ended December 31, 2007 and consents and reviews of various documents filed with the SEC during the year ended December 31, 2007.

          PricewaterhouseCoopers LLP billed SIGA $235,000 in the aggregate, for professional services rendered by them for the audit of SIGA’s annual financial statements for the fiscal year ended December 31, 2006, reviews of the interim financial statements included in SIGA’s Forms 10-Q filed during the year ended December 31, 2006 and consents and reviews of various documents filed with the SEC during the year ended December 31, 2006.

Audit Related Fees

          There were no Audit Related Fees in 2007.

          PricewaterhouseCoopers LLP billed SIGA $183,236 in the aggregate, for audit related services rendered by them during the year ended December 31, 2006.

Tax Fees

          PricewaterhouseCoopers LLP did not render any professional services for tax compliance, tax advice or tax planning during either of the fiscal years ended December 31, 2007 or December 31, 2006.

All Other Fees

          PricewaterhouseCoopers LLP did not provide any products or render any professional services (other than those covered above under “Audit Fees,” “Audited Related Fees” and “Tax Fees”) during either of the fiscal years ended December 31, 2007 or December 31, 2006.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

          The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services.

          SIGA did not make use in fiscal year 2007 of the rule that waives pre-approval requirements for non-audit services in certain cases if the fees for these services constitute less than 5% of the total fees paid to the auditor during the year.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION (ITEM 2 OF THE ENCLOSED PROXY CARD) OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS SIGA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

STOCKHOLDER PROPOSALS

          Stockholder proposals to be presented at the 2009 Annual Meeting of Stockholders, for inclusion in SIGA’s proxy statement and form of proxy relating to that meeting, must be received by SIGA at its offices in New York, New York, addressed to the Secretary, not later than January 1, 2009. Such proposals must comply with SIGA’s By-Laws and the requirements of Regulation 14A of the Securities Exchange Act of 1934 (the “Exchange Act”).

          In addition, Rule 14a-4 of the Exchange Act governs SIGA’s use of its discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the proxy statement. With respect to SIGA’s 2009 Annual Meeting of Stockholders, if SIGA is not provided notice of a stockholder proposal prior to March 1, 2009, SIGA will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

SECTION 16 BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Exchange Act requires SIGA’s officers and directors, and persons who own more than ten percent of a registered class of SIGA’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent stockholders are required by Securities and Exchange Commission regulation to furnish SIGA with copies of all Section 16(a) reports that they file.

          Based solely upon review of the copies of such reports furnished to SIGA and written representations from certain of SIGA’s executive officers and directors that no other such reports were required, SIGA believes that during the fiscal year ended December 31, 2007, no director failed to file on a timely basis a report relating to a transaction as required by Section 16 of the exchange Act.

AVAILABILITY OF ANNUAL REPORT AND FORM 10-K TO STOCKHOLDERS

          SIGA’s Annual Report to Stockholders for the year ended December 31, 2006 accompanies this proxy statement. SIGA will provide to any stockholder, upon written request and without charge, a copy of its most recent Report on Form 10-K, including the financial statements, as filed with the Securities and Exchange Commission. All requests for such reports should be directed to the Chief Financial Officer, 420 Lexington Avenue, Suite 408, New York, New York 10170, telephone number (212) 672-9100.

OTHER MATTERS

          At the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the Annual Meeting. If any other matters should come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Thomas N. Konatich

Thomas N. Konatich Secretary

Dated: April 10, 2008

SIGA TECHNOLOGIES, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2008

          The undersigned hereby appoints Thomas N. Konatich as attorney and proxy of the undersigned, with full power of substitution, to vote all of the shares of stock of SIGA Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of SIGA Technologies, Inc. to be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, 29th floor, New York, New York 10036, on Wednesday, May 14, 2008, at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL NO. 1, AND FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF SIGA TECHNOLOGIES, INC. FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEES LISTED BELOW, AND “FOR” THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF SIGA TECHNOLOGIES, INC. FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

PLEASE VOTE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

1.	To elect ten directors.

	☐	FOR ALL NOMINEES

	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

	☐	ABSTAIN

	☐	FOR ALL EXCEPT (See instructions below)

NOMINEES:	O	Eric A. Rose, M.D.

	O	James J. Antal

	O	Thomas E. Constance

	O	Steven L. Fasman

	O	Scott M. Hammer, M.D.

	O	Adnan M. Mjalli, Ph.D.

	O	Mehmet C. Oz, M.D.

O	Paul G. Savas

O	Judy S. Slotkin

O	Michael A. Weiner, M.D.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in circle next to each nominee you wish to withhold, as shown here: •

2.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of SIGA Technologies, Inc. for the fiscal year ending December 31, 2008.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED PRIOR TO ITS EXERCISE.

RECEIPT OF NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

___________________________________________________________________________

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder:_________________________________________________________
Date: ________________

Signature of Stockholder:_________________________________________________________
Date: ________________

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHERE SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY-IN-FACT, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER, GIVING FULL TITLE AS SUCH. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN FULL PARTNERSHIP NAME BY AUTHORIZED PERSON.